Item 77C -
DWS
Enhanced
Commodity
Strategy
Fund, Inc.
(formerly
DWS Global
Commodities
Stock Fund,
Inc.)


Registrant
incorporates by
reference the
Registration
Statement on
Form N-14 for
DWS Enhanced
Commodity
Strategy Fund
(formerly DWS
Commodity
Securities Fund),
a series of DWS
Institutional
Funds, filed on
April 23, 2010
(SEC Accession
No.
0000088053-10-
000520).


The 2009-2010
Annual Meeting
of Stockholders
of DWS
Enhanced
Commodity
Strategy Fund,
Inc. (the "Fund")
was convened on
June 28, 2010
and adjourned
until July 22,
2010 (the
"Annual
Meeting").  The
record date for
the Annual
Meeting was
April 23, 2010
(the "Record
Date").  On the
Record Date, the
Fund had
15,961,840
shares of
common stock
outstanding and
entitled to vote.
At the Annual
Meeting, the
holders of
10,199,054
shares of
common stock
were represented
in person or by
proxy,
constituting a
quorum.  At the
Annual Meeting,
the following
matters were
voted upon by
the stockholders
(the resulting
votes are
presented
below):

1. The election
of three
(3) Class I
Directors, each
to hold office
until the Fund's
annual meeting
of stockholders
held during its
2012-2013 fiscal
year and until
her or his
respective
successor has
been duly elected
and qualifies.

Number of
Votes:

Nominee
For
Withheld
Dawn-
Marie
Driscoll
4,044,101
353,052
John W.
Ballantine
4,051,520
345,633
Henry P.
Becton,
Jr.
4,049,889
347,264
Arthur D.
Lipson
5,749,982
51,919
Richard
A.
Rappaport
5,746,882
55,019
William J.
Roberts
5,743,552
58,349




2. The election
of five
(5) Class III
Directors, each
to hold office
until the Fund's
annual meeting
of stockholders
held during its
2011-2012 fiscal
year and until
her or his
respective
successor has
been duly elected
and qualifies.

Number of
Votes:

Nominee
For
Withheld
Rebecca
W. Rimel
4,040,044
357,109
Paul K.
Freeman
4,052,172
344,981
William
McClayton
4,051,515
345,638
William N.
Searcy, Jr.
4,048,864
348,289
Robert H.
Wadsworth
4,053,938
343,215
Neil Chelo
5,749,982
51,919
Matthew
S. Crouse
5,747,382
54,519
Robert H.
Daniels
5,747,382
54,519
Gregory R.
Dube
5,743,201
58,700
Robert A.
Wood
5,746,532
55,369

3.  The proposal
to consider and
vote upon an
Agreement and
Plan of
Reorganization
and the
transactions it
contemplates,
including the
transfer of all of
the assets of the
Fund to DWS
Enhanced
Commodity
Strategy Fund, a
series of DWS
Institutional
Funds (the "ECS
Open-End
Fund"), in
exchange for
shares of the
ECS Open-End
Fund and the
assumption by
the ECS Open-
End Fund of all
the liabilities of
the Fund and the
distribution of
such shares,
expected to
occur on a tax-
free basis  for
federal income
tax purposes, to
the stockholders
of the Fund in
complete
liquidation and
termination of
the Fund.

       N
u
m
b
e
r

o
f

V
o
t
e
s
:

For

	Against


	Abstain
8,183,536

	1,365,4
81
	650,036

4.  If properly
presented at the
Meeting, to vote
on a stockholder
proposal to
terminate the
Investment
Management
Agreement
between the
Fund and
Deutsche
Investment
Management
Americas Inc.

       N
u
m
b
e
r

o
f

V
o
t
e
s
:

For

	Against


	Abstain
6,313,516

	3,625,3
35
	260,200






E:\Electronic
Working
Files\NSAR\2010\6-
30-10\DWS
Enhanced
Commodity Strategy
Fund, Inc\03-
Exhibits\Exhibit 77C
ECSF.rtf
E:\Electronic
Working
Files\NSAR\2010\6-
30-10\DWS
Enhanced
Commodity Strategy
Fund, Inc\03-
Exhibits\Exhibit 77C
ECSF.rtf